Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADDED BY

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Bangfu Technology Group Co., Ltd. (the “Company”) on Form 10-Q for the quarterly period ended December 31, 2020, as filed with the Securities and Exchange Commission (the “Report”), I, Fuming Yang, President Treasurer and Secretary of the Company, certify, pursuant to 18 U.S.C. §1350, as added by §906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Date: February 16, 2021	By:	/s/ Fuming Yang
Fuming Yang
President, Treasurer and Secretary
(Principal Executive and Financial Officer)